As filed with the Securities and Exchange Commission on December 20, 2010

Registration No. 333-170754

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHEAST UTILITIES

(Exact name of Registrant as specified in its charter)

Massachusetts	4911	04-2147929
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Federal Street, Building 111-4

Springfield, Massachusetts 01105

(860) 665-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory B. Butler

Senior Vice President and General Counsel

Northeast Utilities

56 Prospect Street

Hartford, Connecticut 06103-2818

(860) 665-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sheldon S. Adler, Esq. Michael P. Rogan, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, DC 20005 (202) 371-7000	Douglas S. Horan Senior Vice President and General Counsel NSTAR 800 Boylston Street Boston, Massachusetts 02199 (617) 424-2000	David A. Fine, Esq. Ropes & Gray LLP 800 Boylston Street Boston, Massachusetts 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the closing of the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 is being filed solely to file exhibits 5.1, 8.1 and 8.2 to this Registration Statement (Registration No. 333-170754), and no changes or additions are being made hereby to the joint proxy statement/prospectus constituting Part I of this Registration Statement or to Items 20 or 22 of Part II of this Registration Statement. Accordingly, such joint proxy statement/prospectus and Items 20 and 22 of Part II have not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Exhibit Description
2.1†	Agreement and Plan of Merger, dated as of October 16, 2010, as amended on November 1, 2010 and December 16, 2010, by and among Northeast Utilities, NU Holding Energy 1 LLC, NU Holding Energy 2 LLC and NSTAR (included as Annex A to the joint proxy statement/prospectus contained in the Registration Statement)

3.1	Declaration of Trust (incorporated by reference to Exhibit A.1 to Form U-1, dated June 23, 2005, File No. 70-10315)

5.1	Opinion of Kerry J. Tomasevich, Esq., Senior Counsel of Northeast Utilities Service Company

8.1	Opinion regarding certain United States federal income tax matters from Skadden, Arps, Slate, Meagher & Flom LLP

8.2	Opinion regarding certain United States federal income tax matters from Ropes & Gray LLP

10.1*	Northeast Utilities Retention Program

15.1*	Deloitte & Touche LLP Awareness Letter

15.2*	PricewaterhouseCoopers LLP Awareness Letter

23.1	Consent from Kerry J. Tomasevich, Esq., Senior Counsel of Northeast Utilities Service Company (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

23.3	Consent of Ropes & Gray LLP (included in Exhibit 8.2)

23.4*	Consent of Deloitte & Touche LLP (as independent registered public accounting firm for Northeast Utilities)

23.5*	Consent of PricewaterhouseCoopers LLP (as independent registered public accounting firm for NSTAR)

24.1*	Power of attorney

99.1*	Form of Proxy for holders of Northeast Utilities Common Shares

99.2*	Form of Proxy for holders of NSTAR Common Shares

99.3*	Consent of Barclays Capital Inc.

99.4*	Consent of Lazard Frères & Co. LLC

99.5*	Consent of Goldman, Sachs & Co.

99.6*	Consent of Lexicon Partners (US) LLC

99.7*	Consent of Thomas J. May

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.
*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut on the 20th day of December, 2010.

Northeast Utilities
(Registrant)

By:	/S/ CHARLES W. SHIVERY
Charles W. Shivery
Chairman of the Board,
President and Chief Executive Officer

Signature	Title	Date

/S/ CHARLES W. SHIVERY Charles W. Shivery	Chairman of the Board, President and Chief Executive Officer and a Trustee (Principal Executive Officer)	December 20, 2010

/S/ DAVID R. MCHALE David R. McHale	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 20, 2010

/S/ JAY S. BUTH Jay S. Buth	Vice President — Accounting and Controller (Principal Accounting Officer)	December 20, 2010

* Richard H. Booth	Trustee	December 20, 2010

* John S. Clarkeson	Trustee	December 20, 2010

* Cotton M. Cleveland	Trustee	December 20, 2010

* Sanford Cloud, Jr.	Trustee	December 20, 2010

* John G. Graham	Trustee	December 20, 2010

* Elizabeth T. Kennan	Trustee	December 20, 2010

* Kenneth R. Leibler	Trustee	December 20, 2010

Signature	Title	Date

* Robert E. Patricelli	Trustee	December 20, 2010

* John F. Swope	Trustee	December 20, 2010

* Dennis R. Wraase	Trustee	December 20, 2010

*By:	/S/ CHARLES W. SHIVERY
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1†	Agreement and Plan of Merger, dated as of October 16, 2010, as amended on November 1, 2010 and December 16, 2010, by and among Northeast Utilities, NU Holding Energy 1 LLC, NU Holding Energy 2 LLC and NSTAR (included as Annex A to the joint proxy statement/prospectus contained in the Registration Statement)

3.1	Declaration of Trust (incorporated by reference to Exhibit A.1 to Form U-1, dated June 23, 2005, File No. 70-10315)

5.1	Opinion of Kerry J. Tomasevich, Esq., Senior Counsel of Northeast Utilities Service Company

8.1	Opinion regarding certain United States federal income tax matters from Skadden, Arps, Slate, Meagher & Flom LLP

8.2	Opinion regarding certain United States federal income tax matters from Ropes & Gray LLP

10.1*	Northeast Utilities Retention Program

15.1*	Deloitte & Touche LLP Awareness Letter

15.2*	PricewaterhouseCoopers LLP Awareness Letter

23.1	Consent from Kerry J. Tomasevich, Esq., Senior Counsel of Northeast Utilities Service Company (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

23.3	Consent of Ropes & Gray LLP (included in Exhibit 8.2)

23.4*	Consent of Deloitte & Touche LLP (as independent registered public accounting firm for Northeast Utilities)

23.5*	Consent of PricewaterhouseCoopers LLP (as independent registered public accounting firm for NSTAR)

24.1*	Power of attorney

99.1*	Form of Proxy for holders of Northeast Utilities Common Shares

99.2*	Form of Proxy for holders of NSTAR Common Shares

99.3*	Consent of Barclays Capital Inc.

99.4*	Consent of Lazard Frères & Co. LLC

99.5*	Consent of Goldman, Sachs & Co.

99.6*	Consent of Lexicon Partners (US) LLC

99.7*	Consent of Thomas J. May

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.
*	Previously filed.